EXHIBIT 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Ernexa Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.005 per share	Rule 457(o)		$		$20,000,000		0.0001381		$2,762.00
	Equity	Common Stock, issuable to Placement Agent as Agent’s Shares	Rule 457(o)		$		$300,000		0.0001381		$41.43
	Equity	Common Warrants to purchase Common Stock	Other (1)		-	-		-		-
	Equity	Common stock issuable upon exercise of the Common Warrants	Rule 457(o)		$		$20,000,000		0.0001381		$2,762.00
Total Offering Amounts							$40,300,000				$5,565.43
Total Fees Previously Paid											$-
Total Fee Offsets											$-
Net Fee Due											$5,565.43

(1)	In accordance with Rule 457(g) under the Securities Act, because the Common Stock of the registrant underlying the Common Warrants are registered hereby, no separate registration fee is required with respect to the Common Warrants registered hereby.